CONSENT OF INDEPENDENT AUDITORS




We consent to the reference to our firm under the captions "Financial Highlights" and "Counsel and Independent Auditors" and to the use of our report dated April 4, 2003, which is incorporated by reference, in this Registration Statement (Form N-1A Nos. 33-46503 and 811-6606) of Dreyfus BASIC U.S. Government Money Market Fund.








                                        ERNST & YOUNG LLP


New York, New York
June 25, 2003